Exhibit 1.1

3,250,000 SHARES

TRANSMEDICS GROUP, INC.

COMMON STOCK, NO PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

August 4, 2022

August 4, 2022

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Cowen and Company, LLC

as Representatives of the Several

Underwriters listed in Schedule I hereto

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

TransMedics Group, Inc., a Massachusetts corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Cowen and Company, LLC are acting as representatives (the “Representatives”), 3,250,000 shares (the “Firm Shares”) of its common stock, no par value per share (the “Common Stock”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 487,500 shares of its Common Stock (the “Additional Shares”), if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-266493), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the related prospectus covering the Shelf Securities dated August 3, 2022 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means any preliminary form of the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus as of immediately prior to the execution of this Agreement, together with the documents, pricing information and free writing prospectuses, if any, each as set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company hereby represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective immediately upon its filing with the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, when such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information contained in the third paragraph under the caption “Underwriting” and the information contained in the twelfth paragraph describing passive market making activities, short sales and stabilization under the caption “Underwriting” (the “Underwriter Furnished Information”).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the date of this Agreement, will comply as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. At the time of (i) the filing of the Registration Statement, (ii) the most recent amendment thereto for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, an incorporated report filed pursuant to Section 1 or 15(d) of the Exchange Act or form of prospectus), and (iii) the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts, has the corporate power and authority necessary to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent such concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”). Unless otherwise required by the context, references to each “Subsidiary” or the “Subsidiaries” of the Company in this Agreement refer to the entities listed on Schedule III hereto.

(e) Each Subsidiary of the Company has been duly incorporated, organized or formed, as applicable, is validly existing and in good standing (to the extent such concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, has the corporate or other power and authority, as applicable, to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable in such jurisdiction) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Subsidiaries of the Company listed on Schedule III hereto are the only Subsidiaries, direct or indirect, of the Company.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) Reserved.

(h) The authorized capital stock of the Company conforms, as to legal matters, to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not: (i) result in a violation of the provisions of the Company’s articles of organization or bylaws or similar organizational documents; (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property or asset of the Company or any of its Subsidiaries is subject; or (iii) result in any violation of any law or statute, rule or regulation or any judgment, order or decree of any governmental body, arbitrator, agency or court having jurisdiction over the Company or any Subsidiary, except, in each case of (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge, encumbrance, judgment, order or decree that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any governmental body, arbitrator, agency or court having jurisdiction over the Company or any Subsidiary is required for the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby, except such as have been previously obtained or as may be required for the registration of the Shares under the Securities Act, by the Financial Industry Regulatory Authority, Inc. (“FINRA”), for the listing of additional Shares on the Nasdaq Global Market, or by the securities or Blue Sky laws of the various states and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened (including, without limitation, proceedings before or brought by the U.S. Food and Drug Administration (the “FDA”) or the European Medicines Agency (“EMA”)) to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus under the Securities Act and are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(o) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in each case of (i) through (iii) above, where such noncompliance with applicable Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) There are no costs or liabilities of the Company or its Subsidiaries arising under applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval required under applicable Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company’s manufacturing facilities and operations, including its manufacturing facility in Andover, Massachusetts, are operated in compliance in all material respects with all applicable laws and regulations.

(r) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s) (i) None of the Company or its Subsidiaries or controlled affiliates, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to improperly influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its Subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(t) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) (i) None of the Company, any of its Subsidiaries, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject or the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five (5) years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, other than from its employees or other service providers in connection with the termination of their service pursuant to employee benefit or stock-based compensation plans or agreements, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, taken as a whole, or any material adverse change, or any prospective development that would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, management, business or operations of the Company and its Subsidiaries, taken as a whole, except in each case of (i) through (iii) above, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(w) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that are material to the business of the Company and its Subsidiaries as currently conducted, in each case free and clear of any liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid and, to the knowledge of the Company, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such real property and buildings by the Company and its Subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) to the knowledge of the Company, the Company and its Subsidiaries own, license or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, trademarks, service marks and trade names, and all other worldwide intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as now conducted by them and as proposed to be conducted in the Registration Statement, Time of Sale Prospectus and the Prospectus, (ii) to the knowledge of the Company, the conduct of each of the respective businesses of the Company and its Subsidiaries as currently conducted and as proposed to be conducted in the Registration Statement, Time of Sale Prospectus and the Prospectus does not conflict with, infringe, misappropriate or otherwise violate, and has not conflicted with, infringed, misappropriated or otherwise violated, any Intellectual Property of any person, (iii) other than ex parte prosecution in the ordinary course before any patent office, including any petition for patent term extension, of Intellectual Property owned or controlled by the Company or any of its

Subsidiaries, there is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, any rights of the Company or any of its Subsidiaries in any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, (B) challenging the validity, enforceability or scope of any Intellectual Property owned or controlled by the Company or any of its Subsidiaries, or (C) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any person, (iv) to the knowledge of the Company, no Intellectual Property owned or controlled by the Company or any of its Subsidiaries has been infringed, misappropriated or otherwise violated by any person, (v) none of the Intellectual Property owned or controlled by the Company or any of its Subsidiaries has been adjudged invalid or unenforceable and, to the knowledge of the Company, all Intellectual Property owned or controlled by the Company or any of its Subsidiaries is valid and enforceable, and (vi) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company and its Subsidiaries, the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof, and, to the knowledge of the Company, no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or any of its Subsidiaries, all of whom are bound by written confidentiality agreements.

(y) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) there has been no unauthorized access to or use of, or other compromise of, any of the Company’s or any of its Subsidiaries’ information technology systems or computer systems, including any networks, hardware, equipment, software, data within those systems (including any data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company or any of its Subsidiaries) (collectively, “IT Systems and Data”), and the Company and its Subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any unauthorized access to or other compromise of any of their IT Systems and Data, (ii) the Company and its Subsidiaries are in compliance with all applicable laws or statutes, all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and all applicable internal policies and contractual obligations relating to the privacy and security of all IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, loss, misappropriation or modification, (iii) there is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the

Company or any of its Subsidiaries by any person or entity alleging a violation of any rights under any such laws, statutes, judgments, orders, rules, regulations, policies or contractual obligations, and (iv) the Company and its Subsidiaries have implemented backup and disaster recovery technology with respect to all IT Systems and Data that are reasonable and otherwise consistent with industry standards and practices.

(z) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary for the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue or appropriate to conduct its business as now conducted at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(bb) The Company and each of its Subsidiaries possesses, or qualifies for an exemption from any applicable requirement to obtain, such valid and current material registrations, listings, permits, licenses, certificates, clearances, approvals, consents and other authorizations issued by the appropriate federal, state or foreign regulatory authorities that are necessary to conduct their respective businesses as currently conducted (collectively, “Governmental Licenses”) (including all such Governmental Licenses required by the FDA, the EMA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, medical devices or activities related to the business now operated by the Company in such jurisdictions), and, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material modification of any Governmental License. Except as described in the

Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) is and, has been in compliance with all Health Care Laws (as hereinafter defined); and (ii) has not received any written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting noncompliance with (A) any Health Care Laws or (B) any Governmental Licenses required by any such Health Care Laws, except, in each case of (i) and (ii) above, where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) The Company and each of its Subsidiaries maintains a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the related notes thereto, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and its results of operations and cash flows for the periods specified, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby.

(ee) PricewaterhouseCoopers LLP, who have certified certain of the financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ff) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to an employee benefit or stock-based compensation plan or pursuant to outstanding options, rights or warrants.

(hh) The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, individually or in the aggregate (nor does the Company nor any of its Subsidiaries have any written notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and which would, individually or in the aggregate, reasonably be expected to have), a Material Adverse Effect.

(ii) Reserved.

(jj) Reserved.

(kk) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions in the Time of Sale Prospectus or any free writing prospectus based upon the Underwriter Furnished Information.

(ll) For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company, including, but not limited to: the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any and all other comparable state, local, federal or foreign health care laws and the regulations promulgated pursuant to such laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820 and all other laws and regulations applicable to ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of the Company’s products, each as amended from time to time. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging a material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company is not a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or clinical trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(mm) The research studies and trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with all applicable Health Care Laws; the Company has no knowledge of any research studies or clinical trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which reasonably call into question in any material respect the results of the research studies and clinical trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company has not received any written notices or correspondence from the FDA or any other foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(nn) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”), and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (A) a Safety Notice with respect to the Company’s products or services, (B) a change in labeling of any of the Company’s products, or (C) a termination or suspension of marketing or testing of any of the Company’s products, except, in each case of (i) and (ii) above, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(oo) There is and has been no failure on the part of the Company, or to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, to the extent compliance is required.

(pp) Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any of the Shares; provided, however, the Company makes no representation with respect to any actions taken by the Underwriters.

(qq) The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(rr) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) there has not been a material increase in the Company and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Account Standards 106) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year; (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is covered by a favorable determination letter from the Internal Revenue Service or is entitled to rely on an opinion letter issued by the Internal Revenue Service, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ss) Neither the Company nor any of its Subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(tt) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representative. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) as set forth in Schedule I hereto opposite its name at $37.60 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 487,500 Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten (10) business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $40.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.44 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at approximately 10:00 a.m., New York City time, on August 9, 2022, or at such other time on the same or such other date, not later than the fifth business date thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at approximately 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the fifth business date thereafter, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) On the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be, (i) no order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission, and (ii) the Prospectus and each free writing prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an free writing prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof.

(b) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be and the statements of the Company and its officers made in any certificate delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, management, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 1(ss) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on the date hereof and on the Closing Date a certificate dated the Closing Date and signed by the chief financial officer of the Company with respect to certain financial data contained in the Time of Sale Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a negative assurance letter of Ropes & Gray LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h) The Underwriters shall have received on the Closing Date an opinion of Covington and Burling LLP, U.S. regulatory counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i) The Underwriters shall have received on the Closing Date an opinion of Hogan Lovells LLP, U.S. reimbursement counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(j) The Underwriters shall have received on the Closing Date an opinion of NautaDutilh, counsel for TransMedics B.V., dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(k) The Underwriters shall have received on the Closing Date an opinion of Fieldfisher LLP, European regulatory counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(l) The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

With respect to Sections 5(f) through 5(l) above, each counsel may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of the counsels described in Sections 5(f) through 5(k) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(m) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n) The Underwriters shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization (to the extent such concept of good standing is applicable in such jurisdiction) and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions; provided that the evidence of good standing for those entities except from the Company may be as of any date from the date of this Agreement through and including the Closing Date.

(o) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(p) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate from the Company and signed by an executive officer of the Company, dated the Option Closing Date, confirming that the certificate delivered on the Closing Date pursuant to Section 5(d) hereof remains true and correct as of such Option Closing Date;

(ii) a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(e) hereof remains true and correct as of such Option Closing Date;

(iii) an opinion of Ropes & Gray LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(iv) an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, intellectual property counsel for the Company, dated the Option Closing Date, and otherwise to the same effect as the opinion required by Section 5(g);

(v) an opinion of Covington and Burling LLP, regulatory counsel for the Company, dated the Option Closing Date, and otherwise to the same effect as the opinion required by Section 5(h);

(vi) an opinion of Hogan Lovells LLP, reimbursement counsel for the Company, dated the Option Closing Date, and otherwise to the same effect as the opinion required by Section 5(i);

(vii) an opinion of NautaDutilh, counsel for TransMedics B.V., dated the Option Closing Date, and otherwise to the same effect as the opinion required by Section 5(j);

(viii) an opinion of Fieldfisher LLP, European regulatory counsel for the Company, dated the Option Closing Date, and otherwise to the same effect as the opinion required by Section 5(k)

(ix) an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(l) hereof;

(x) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(m) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three (3) business days prior to such Option Closing Date; and

(xi) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you without charge, a conformed copy of the Registration Statement (without exhibits thereto), upon request by the Representatives, and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if during such time any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith, subject to Section 6(b) above, to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares, as in the reasonable opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith, subject to Section 6(b) above, to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To use its commercially reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith, the Company shall not be required to (i) qualify to do business as a dealer in securities in any jurisdiction where it is not now so qualified, (ii) subject itself to taxation in any jurisdiction where it is not now so subject or (iii) execute or file a general consent to service of process in any jurisdiction.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the Company’s option, Rule 158 of the Securities Act).

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable and documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; provided that such fees and expenses payable by the Company pursuant to this clause (iii) shall not exceed $10,000, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA; provided that such fees and expenses payable by the Company pursuant to this clause (iv) shall not exceed $30,000 in the aggregate, (v) all fees and expenses in connection with maintaining the listing of the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6(i), Section 8 and the last paragraph of Section 10 below, the Underwriters will pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel, travel and lodging expenses of the Underwriters, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) Reserved.

(k) Reserved.

(l) Reserved.

(m) The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(n) Neither the Company nor its Subsidiaries will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(o) The Company will advise the Representatives promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective; and (ii) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, any of the Time of Sale Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act.

The Company also covenants with each Underwriter that, without the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Cowen and Company, LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file or confidentially submit any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion or settlement of a security outstanding on the date hereof that is described in the Registration Statement, Time of Sale Prospectus and Prospectus, (c) any stock-based awards granted under an employee benefit or stock-based compensation plan or agreement described in the Prospectus, (d) filings on Form S-8 relating to an employee benefit or stock-based compensation plan or agreement described in the Registration Statement, Time of Sale Prospectus and the Prospectus, or (e) the entry into an agreement providing for the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (A) the acquisition by the Company or any of its Subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit or equity-based compensation plan or agreement assumed by the Company or any of its Subsidiaries in connection with such acquisition, or (B) joint ventures, licensing arrangements, commercial relationships or other strategic transactions; provided that the aggregate number of shares of Common Stock issued or issuable pursuant to this clause (e) shall not exceed five percent (5%) of the total number of shares of Common Stock issued and outstanding immediately following the offering of the Shares pursuant to this Agreement and provided further that the Company shall cause each recipient of such shares to execute and deliver to the Representatives, on or prior to such issuance, a “lock-up” agreement, substantially in the form of Exhibit A hereto.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer or affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Furnished Information.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to Underwriter Furnished Information in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred and documented fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred and documented fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any director, officer or affiliate of any Underwriter or by, on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Representatives may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Market, (ii) trading of any securities of the Company shall have been suspended on any national securities exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 9(ii) or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred and documented by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 11:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Additionally, neither of the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

13. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 (fax: (212) 507-8999), Attention: Investment Banking Division, with a copy to the Legal Department and Cowen and Company, LLC, Attention: Head of Equity Capital Markets (fax: (646) 562-1249), with a copy to the General Counsel (fax: (646) 562-1130); and if to the Company shall be delivered, mailed or sent to TransMedics Group, Inc., 200 Minuteman Road, Andover, Massachusetts 01810, Attention: Stephen Gordon, Chief Financial Officer.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

18. Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

20. Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

21. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 8 hereof.

[Signature Pages Follow]

Very truly yours, TRANSMEDICS GROUP, INC.

By:	/s/ Stephen Gordon
Name: Stephen Gordon
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof J.P. MORGAN SECURITIES LLC MORGAN STANLEY & CO. LLC COWEN AND COMPANY, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Ben Burdett
Name: Ben Burdett
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Chris Rigoli
Name: Chris Rigoli
Title: Executive Director

By:	COWEN AND COMPANY, LLC

By:	/s/ Michael Campbell
Name: Michael Campbell
Title: Managing Director, Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to Be Purchased
J.P. Morgan Securities LLC	1,218,750
Morgan Stanley & Co. LLC	1,218,750
Cowen and Company, LLC	487,500
Canaccord Genuity LLC	325,000

Total:	3,250,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary prospectus issued August 3, 2022

2.	Orally communicated pricing information:

The number of Firm Shares is 3,250,000

The number of Additional Shares is 487,500

The public offering price per share for the Shares is $40.00

The Closing Date is August 9, 2022

II-1

SCHEDULE III

SUBSIDIARIES

Entity	Jurisdiction of Formation
TransMedics, Inc.	Delaware
TransMedics B.V.	Netherlands
TransMedics GmbH	Germany
TransMedics Pty Ltd.	Australia

III-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

_____________, 2022

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Cowen and Company, LLC

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Cowen and Company, LLC (“Cowen”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TransMedics Group, Inc., a Massachusetts corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including J.P. Morgan, Morgan Stanley and Cowen (the “Underwriters”), of shares (the “Shares”) of the common stock, no par value per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan, Morgan Stanley and Cowen on behalf of the Underwriters, he, she or it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for shares of Common Stock, or publicly announce his, her or its intention to enter into any such transaction, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering;

(b) transfers of shares of Common Stock or other securities as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution in a transaction not involving a disposition for value;

(c) transfers or dispositions of shares of Common Stock or other securities to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(d) transfers or dispositions of shares of Common Stock or other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(e) transfers or dispositions of shares of Common Stock or other securities (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, or (y) by operation of law pursuant to a domestic order or negotiated divorce settlement; or

(f) if the undersigned is an entity, (x) transfers or dispositions of shares of Common Stock or other securities to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned, in a transaction not involving a disposition for value or (y) distributions of shares of Common Stock or other securities to partners, members, stockholders, beneficiaries or other equity holders of the undersigned in a transaction not involving a disposition for value;

provided that in the case of any transfer, disposition or distribution (i) pursuant to clause (b), (c), (d), (e) or (f), each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement unless prohibited by an order of a court and (ii) pursuant to clause (a), (b), (c), (d), (e) or (f), no filing under

Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, or other public announcement shall be required or shall be voluntarily made during the Restricted Period (other than, if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, in the case of a transfer or other disposition pursuant to clauses (b), (c), (d) or (e) above, any Form 5 required to be filed under the Exchange Act, or in the case of a transfer or other disposition pursuant to clause (e) above, any Form 4 required to be filed under the Exchange Act and, in each case, and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

(g) transfers or dispositions of shares of Common Stock or other securities to the Company pursuant to any contractual arrangement in effect on the date of this agreement that provides for the repurchase of the undersigned’s Common Stock or other securities by the Company or in connection with the termination of the undersigned’s employment with or service to the Company, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, or other public announcement shall be required or shall be voluntarily made during the Restricted Period in connection with such transfers or dispositions (other than any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

(h) transfers or dispositions of shares of Common Stock or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (f) above, provided that any such shares of Common Stock shall be subject to the terms of this agreement;

(i) (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of shares of Common Stock; provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period [other than transfers that would be permissible under clause (k) below] and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period [other than transfers that would be permissible under clause (k) below], or (ii) any transactions effected pursuant to a Rule 10b5-1 Plan established prior to the date of this agreement; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transaction, such announcement or filing shall include a statement to the effect that such transfer of shares of Common Stock was made under such plan;

(j) (i) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of any options, or the settlement of any other equity-based award, granted under an employee benefit or equity compensation plan or agreement described in the registration statement related to the Public Offering (the “Registration

Statement”) and the Prospectus, or upon the exercise of warrants, insofar as such warrants are outstanding as of the date of the Prospectus and which are described in the Registration Statement and the Prospectus; provided that any such shares of Common Stock received by the undersigned shall be subject to the terms of this agreement, or (ii) the withholding by, or transfer to, the Company of shares of Common Stock in connection with the vesting or settlement of any equity-based award or the exercise of any options or warrants, which are described in the Registration Statement and the Prospectus, to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options or warrants (and any transfer to the Company necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise, whether by means of a “cashless exercise,” “net exercise” or otherwise) so long as such “cashless exercise,” “net exercise” or settlement is effected solely by the surrender of outstanding options, warrants or other equity-based awards (or the Common Stock issuable upon the exercise or settlement thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax obligations, but for the avoidance of doubt, excluding all methods of exercise or settlement that would involve a sale other than to the Company of any shares of Common Stock relating to options, warrants or other equity-based awards, whether to cover the applicable exercise price and/or withholding tax obligations or otherwise; provided that in the case of either (i) or (ii), any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in (i) or (ii), as the case may be, (B) no shares were sold by the reporting person, and (C) in the case of (i), the shares received upon the exercise of the option or warrant or the settlement of the other equity-based award are subject to a lock-up agreement with the Underwriters of the Public Offering; [or]

(k) transfers or dispositions of shares of Common Stock or such other securities pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other securities in connection with such transaction) that has been approved by the board of directors of the Company; provided that, in the event that such Change of Control transaction is not consummated, this clause (k) shall not be applicable and the undersigned’s shares and other securities shall remain subject to the restrictions contained in this agreement[.][or]

(l) [transfers or dispositions of shares of Common Stock necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting or settlement of any equity-based award or the exercise of any options or warrants, which are described in the Registration Statement and the Prospectus, in an aggregate amount not to exceed $2,400,000; provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (l).]

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of the Company (or the surviving entity); provided that, for the avoidance of doubt, the Public Offering shall not constitute a Change of Control.

In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan, Morgan Stanley and Cowen on behalf of the Underwriters, he, she or it will not, during the Restricted Period, make any public announcement regarding the exercise of any right it holds with respect to the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) J.P. Morgan, Morgan Stanley and Cowen, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn or (iv) the Underwriting Agreement is not executed on or before September 30, 2022, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

(Name)

(Address)

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